                                    Exhibit 1(A)(10)
                   Application for a Flexible Premium Variable Whole
                                 Life Insurance Policy

1.    Name:

2.    Business Address:
            street & no.      city        state       zip

3.    Taxpayer ID No.               4.     Plan Account No. (if available):

For each Proposed Insured, the attached Schedule of Insureds lists: Full Name, Social Security Number, Date of Birth, Sex and, for the first Policy Year, Selected Face Amount of Insurance and any Supplemental One-Year Term Insurance.

5. Is every Proposed Insured now working a minimum of 1,000 hours annually for the Employer or its affiliate(s)?
      If "No," give detailed explanation in 19.         Yes   No

6. Is every Proposed Insured a citizen of and resident in the USA? Yes No If "No," is citizenship and residence of each Proposed Insured indicated
      on the Schedule of Insureds?  Yes   No

7.    Permanent Plan (select one):
        Whole Life with Supplemental One-Year Term Insurance Option (Strategic
          Life 4) Flexible Premium Whole Life with Table of Selected Face Amounts (Strategic Life 7)

8.    Death Benefit Option (if applicable):
        Option 1 - Selected Face Amount
        Option 2 - Selected Face Amount plus Account Value
        Option 3 - Selected Face Amount with Cost-of-Living Adjustment

9. For each Policy Year after the first, Supplemental One-Year Term Insurance (or, if applicable, Selected Face Amount):

10.   Loan Interest Rate (where elective):
      (a) Rate:      Adjustable        6%            %
      (b) Payable in:     Arrears     Advance

11. Policy Date (for all policies on Proposed Insureds listed in Schedule of Insureds):

12.   Automatic Premium Loan (if applicable):     Yes   No

13.   Premium Amounts (if applicable):
      (a)   First Premium (total for all policies)                 $
      (b)   Planned Annual Premium (total for all policies) $
      (c)   Method of premium allocation to each policy

14.   Dividend Option (if applicable):
      Cash        Accumulations     Reduce Premium    Paid-Up Additions

15. The policies applied for will be used in conjunction with an employer-sponsored plan involving both males and females. All policies will be issued on a unisex basis unless checked here for sex-distinct basis. Sex-Distinct Basis

16.   Owner:

            Employer
            Proposed Insured
            Other (Give full name, address and Taxpayer ID No.)

17.   Beneficiary:
            Employer
            If the Employer is the beneficiary, the Employer certifies, represents and warrants that:
                  (i) The Employer has a lawful and substantial economic interest in the life, health and bodily safety of each Proposed Insured; and
                  (ii) The Services of each such Proposed Insured are such that the Employer expects to realize either:
                              A substantial pecuniary gain through the continued life of the Proposed Insured; or A substantial pecuniary loss in the event of the Proposed Insured's death.
            As designated by Proposed Insured on Application (Part 1B)
            Owner (if other than Proposed Insured)
            See memo attached

If two or more persons are the beneficiaries in any class, payment shall be made to them equally or to the survivor(s), unless otherwise requested. If payment is made in one sum and there is no beneficiary entitled to payment when the Proposed Insured dies and the Proposed Insured is the Owner at that time, payment shall be made to the estate of the Proposed Insured. But if the Proposed Insured is not the Owner, payment shall be made to the Owner.

18. Will the insurance now being applied for replace or change, or is it intended to replace or change, any insurance or annuity, in whole or in
      part, issued by this or any other company?    Yes    No
      If "Yes," give company name, policy number, amount and plan in 19.

19.   Remarks:

20.   Premium paid with this Application $            (allocated to each policy
      using method given in 13c)

21.   Premium and Other Notices will be sent to the Employer.

22.   The Employer applies for temporary life insurance on the life of each
      Proposed Insured listed in the attached Schedule of Insureds:  Yes   No
      If "No," the following provisions of this section do not apply.

23.   The effective date of the temporary insurance is the latest of:

      (i) The date we receive from the Employer an amount of premium not less than one-fourth of the sum of the minimum initial premiums for the policies applied for;
      (ii) The date this Application (Part 1A) is signed by one of our Officers; and
      (iii) The date               chosen by the Employer (optional).

24.   The amount of temporary insurance on the life of each Proposed Insured is:

      The Selected Face Amount and any Supplemental One-Year Term Insurance for the first Policy Year, as shown in the Schedule of Insureds

25. Any temporary insurance on the life of a Proposed Insured will terminate on the earliest of:

      (i) The date the permanent life insurance applied for in this application takes effect on the life of that Proposed Insured;

      (ii) The date that Proposed Insured fails to meet any requirements to qualify for the permanent life insurance applied for;

      (iii) The date 90 days after the effective date of the temporary insurance (in this case, we will give the Employer notice prior to termination); and

      (iv) The date the Employer's written notice of termination of the insurance is received by us at our Principal Administrative Office.

If the temporary insurance on the life of a Proposed Insured terminates for the reason specified above in 25(i), the amount of premium paid with this Application that was allocated to the policy on the life of that Proposed Insured will be applied as premiums under that permanent life insurance policy. If the temporary insurance on the life of a Proposed Insured terminates for any other reason, we will refund the amount of premium paid with this Application that was allocated to the policy on the life of that Proposed Insured, less a mortality charge. This mortality charge will be for the period from the effective date of the temporary insurance to, but not including, the termination date. The mortality charge for that Proposed Insured will be based on the amount of temporary insurance on the Proposed Insured's life, and the term rate from the attached Table of Temporary Insurance Rates for the Proposed Insured's age.

The person(s) signing below acknowledge and agree that:

The Application - This is part of an application for permanent life insurance. The application includes this Part 1A and its attached Schedule of Insureds and Table of Temporary Insurance Rates, the Part 1B (which has been or which will be completed by the Proposed Insured), any Part 2 that may be required, and any amendments or supplements to either Part. To the best of the knowledge and belief of the person(s) signing below, all statements in this application are complete and true and were correctly recorded. Each person signing below adopts all the statements made in the application and agrees to be bound by them. This Application (Part 1A) is valid until withdrawn by the Owner by written notice to us at our Principal Administrative Office. Withdrawal of this Application (Part
1A) shall not necessarily affect its use with applications submitted prior to the date we receive such notice.

Our Liability - A minimum amount of premium may be paid to the agent in exchange for temporary life insurance as discussed above in the Temporary Insurance Agreement section. If this is done, we shall be liable only as set forth in that Agreement. If that amount of premium is not paid, we shall have no liability unless and until:

- The application has been approved by us at our Principal Administrative Office; and
-   The first premium has been paid during the lifetime of the Proposed Insured;
    and
- The Proposed Insured is actively working a minimum of 1,000 hours annually for the Employer or its affiliate(s); and
- The policy, contract or certificate of coverage has been delivered to the person named as Owner in the policy; and
- At the time of payment and delivery, all statements in the application which are material to the risk are complete and true as though they were made at that time.

If any of these conditions are not met, the policy, contract or certificate of coverage and rider(s) applied for shall not take effect.

Authority of Agents - No agent can change the terms of this application or any policy/contract issued by us. No agent can waive any of our rights or requirements, or extend the time for any payment.

Changes and Corrections - Any change or correction of the application will be shown on an Amendment of Application attached to the policy/contract. Acceptance of any policy, contract or certificate of coverage issued shall be acceptance of any change or correction of the application we made. However, unless otherwise indicated in this application, any correction or change of amount, classification, plan of insurance or riders must be agreed to in writing.

Taxpayer Identification (Applies only if the Employer is the Owner) - The Employer certifies, under penalties of perjury, that: (i) the number referred to in 3 of this Application (Part 1A) is the correct Taxpayer Identification Number (or the Employer is waiting for a number to be issued); and (ii) the Employer is not subject to backup withholding either because the Internal Revenue Service
(IRS) has not notified the Employer that the Employer is subject to backup withholding as a result of a failure to report all interest or dividends, or because the IRS has notified the Employer of termination of backup withholding. If the IRS has notified said Owner that he/she is subject to backup withholding and he/she has not received notice from the IRS that backup withholding has terminated, he/she should strike out the language above in (ii) that he/she is not subject to backup withholding due to notified payee underreporting.

For the Employer:

Print Name and Title of Person Authorized       Signature of Authorized Person
                                                to Sign for the Employer

Signed at                                                         on
            City                State                             Date

For the Life Insurance Company specified above (if temporary insurance applied for):

Print Name and Title of Officer Authorized      Officer's Signature     Date
to Sign for Life Insurance Company

General Agent Submitting Application            Signature of Soliciting Agent

1.  The Application consists of this Part 1B and Part 1A No.

2.  Employer

3. Name and Address of Proposed Insured (hereinafter, "you" and "your" refer to the Proposed Insured):
          first name                          middle name

          last name                                       suffix

          street & no.                  city              state       zip

                                              mo.   day   yr.
4.  Social Security No.     6. Date of Birth

5.     Male   Female        7. Citizenship, if not USA:
                               Type of Visa:   Permanent   Temporary
8.  Business Address:
          street & no.                  city              state       zip

9. Beneficiary (if to be named by Proposed Insured as indicated in Employer - Sponsor Application Part 1A):

If two or more persons are the beneficiaries in any class, payment shall be made to them equally or to the survivor(s), unless otherwise requested. If payment is made in one sum and there is no beneficiary entitled to payment when the Proposed Insured dies and the Proposed Insured is the Owner at that time, payment shall be made to the estate of the Proposed Insured. But if the Proposed Insured is not the Owner, payment shall be made to the Owner.

10. Are you now actively working a minimum of 1,000 hours annually for the Employer or its affiliate(s)? Yes No

11. Have you smoked cigarettes in the last 12 months?   Yes   No

To the best of my knowledge and belief, all answers and statements are full, complete and true and were correctly recorded before I signed my name below.

Taxpayer Identification (Applies only if Proposed Insured is Owner) - The Proposed Insured herein certifies, under penalties of perjury, that: (i) the number referred to in 4 of this Application (Part 1B) is his/her correct Taxpayer Identification Number (or he/she is waiting for a number to be issued); and (ii) he/she is not subject to backup withholding either because he/she has not been notified by the Internal Revenue Service (IRS) that he/she is subject to backup withholding as a result of a failure to report all interest or dividends, or because the IRS has notified him/her that he/she is no longer subject to backup withholding. If the IRS has notified that Proposed Insured that he/she is subject to backup withholding and he/she has not received notice from the IRS that backup withholding has terminated, he/she should strike out the language above in (ii) that he/she is not subject to backup withholding due to notified payee underreporting.

      Proposed Insured                    Signature of Soliciting Agent

Signed at                                                         on
            City                          State                   Date

1. The Application consists of this Part 1B and Part 1A No.

2. Employer

3. Name and Address of Proposed Insured (hereinafter, "you" and "your" refer to the Proposed Insured):

         first name                                middle name

         last name                                             suffix

         street & no.                  city              state       zip

                                                   mo.   day   yr.
4. Social Security No.           6. Date of Birth

5.    Male   Female              7. Citizenship, if not USA:
                                    Type of Visa:   Permanent   Temporary
8. Business Address:
         street & no.                  city              state       zip

9. Beneficiary (if to be named by Proposed Insured as indicated in Employer - Sponsor Application Part 1A):

If two or more persons are the beneficiaries in any class, payment shall be made to them equally or to the survivor(s), unless otherwise requested. If payment is made in one sum and there is no beneficiary entitled to payment when the Proposed Insured dies and the Proposed Insured is the Owner at that time, payment shall be made to the estate of the Proposed Insured. But if the Proposed Insured is not the Owner, payment shall be made to the Owner.

10. Amount of insurance currently applied for, or now in force, on the Proposed Insured in other companies.
    If none, check here
Company Name
Amount of Life Insurance
Amount of Accidental Death Benefit
Waiver of Premium Benefit
Year of Issue
Currently Applied for (X)

11. What is your Occupation(s) and Exact Duties?

12. Have you smoked cigarettes in the last 12 months?        Yes   No

13. Are you now actively working a minimum of 1,000 hours annually for the Employer or its affiliate(s)? Yes No

14. Have you ever been treated for, or been diagnosed by a member of the medical profession as having, a deficiency of the immune system such as acquired immune deficiency syndrome (AIDS) or AIDS related complex (ARC)? Yes No

15. Have you ever consulted or been treated by a physician for cancer or disease of the heart? Yes No

16. Have you applied for life insurance and been declined or postponed in the last 5 years? Yes No (If "Yes" answers given in 14, 15 or 16 give details here.)

17. Remarks:

To the best of my knowledge and belief, all answers and statements are full, complete and true and were correctly recorded before I signed my name below.

Authorization to Obtain and Disclose Information - I have received the Notice regarding the Medical Information Bureau, Inc. and the Fair Credit Reporting Act. I understand that an investigative consumer report may be made regarding my character, general reputation, personal characteristics and mode of living, and authorize that report to be made. I hereby authorize any licensed physician, medical practitioner, hospital, clinic, other medical or medically related facility, insurance company, the Medical Information Bureau, Inc., or other organization that has any records or knowledge of me and my health, to make such information available to the life insurance company or its reinsurers. A copy of this authorization shall be as valid as the original. (This authorization is only valid where permitted by law.)

Taxpayer Identification (Applies only if Proposed Insured is Owner) - The Proposed Insured herein certifies, under penalties of perjury, that: (i) the number referred to in 4 of this Application (Part 1B) is his/her correct Taxpayer Identification Number (or he/she is waiting for a number to be issued); and (ii) he/she is not subject to backup withholding either because he/she has not been notified by the Internal Revenue Service (IRS) that he/she is subject to backup withholding as a result of a failure to report all interest or dividends, or because the IRS has notified him/her that he/she is no longer subject to backup withholding. If the IRS has notified the Proposed Insured that he/she is subject to backup withholding and he/she has not received notice from the IRS that backup withholding has terminated, he/she should strike out the language above in (ii) that he/she is not subject to backup withholding due to notified payee underreporting.

      Proposed Insured                    Signature of Soliciting Agent

Signed at                                                         on
            City                          State                   Date

Notice To Insured And/Or Applicant For Insurance

Thank you for applying for insurance with us. We will give your application prompt consideration and will notify you of our action as soon as possible.

In addition to your answers on the application, we must also consider information from other sources. These sources may include results of a physical examination, an investigative consumer report, and reports from doctors who have attended you or from hospitals where you have been treated.

MEDICAL INFORMATION BUREAU NOTICE - Information regarding your insurability will be treated as confidential. We or our reinsurers may, however, make a brief report thereon to the Medical Information Bureau, Inc., a non-profit membership organization of life insurance companies, which operates an information exchange on behalf of its members. If you apply to another Bureau member company for life or health insurance coverage, or a claim for benefits is submitted to such a company, the Bureau, upon request, will supply that company with the information it may have in its files.

Upon receipt of a request from you, the Bureau will arrange disclosure of any information it may have in your file. Unless the Medical Director feels that it is in your best interest to disclose this information to your physician, it will be disclosed directly to you. If you question the accuracy of information in the Bureau's file, you may contact the Bureau and seek a correction in accordance with the procedures set forth in the federal Fair Credit Reporting Act. The address of the Bureau's information office is Post Office Box 105, Essex Station, Boston, Massachusetts 02112, telephone number (617) 426-3660. We or our reinsurers may also release information in our file to other life insurance companies to whom you may apply for life or health insurance, or to whom a claim for benefits may be submitted.

The purpose of the Bureau is to protect its member companies and their policyholders from the costs created by people who try to hide facts about their insurability. Information furnished by the Bureau cannot be used as a basis for evaluating risks. However it may be used to alert us to the possible need for further investigation. THE BUREAU DOES NOT HAVE MEDICAL REPORTS FROM HOSPITALS AND DOCTORS. THE INFORMATION IN ITS FILES DOES NOT SHOW WHETHER AN INSURANCE APPLICATION WAS ACCEPTED, PLACED IN AN INCREASED PREMIUM CLASS OR DECLINED. (This Notice is only valid where permitted by law).

FAIR CREDIT REPORTING ACT NOTICE - As previously noted, an investigative consumer report may be made on you. It will cover information about your insurability, including information regarding your character, general reputation, personal characteristics and mode of living. The information may be obtained through personal interviews with you, an adult family member, friends, neighbors and associates. You may send us a written request for a complete and accurate disclosure of the nature and scope of any report that is made.

If requested, we will be happy to let you know whether or not we asked for an investigative consumer report to be made. If we did, we will also tell you the name and address of the consumer reporting agency that furnished the report. By contacting that agency, you may inspect and receive a copy of the report.

OUR PURPOSE - Part of our basic Company purpose is to provide insurance at the lowest possible cost. The underwriting process is necessary both to assure this low cost and to make sure that each policyholder contributes his or her fair share of the cost. The procedures described above benefit you as a policyholder, because they assist us in providing your insurance at the lowest possible cost.

1.    The Application consists of this Part 1B, Part 2, and Part 1A No.

2.    Employer

3. Name and Address of Proposed Insured (hereinafter, "you" and "your" refer to the Proposed Insured):
            first name                                middle name

            last name                                             suffix

            street & no.                        city        state       zip

                                                      mo.   day   yr.
4.    Social Security No.           6. Date of Birth

5.       Male   Female              7. Citizenship, if not USA:
                                       Type of Visa:   Permanent   Temporary

8.    Business Address:
            street & no.                        city        state       zip

9. Beneficiary (if to be named by Proposed Insured as indicated in Employer - Sponsor Application Part 1A):

If two or more persons are the beneficiaries in any class, payment shall be made to them equally or to the survivor(s), unless otherwise requested. If payment is made in one sum and there is no beneficiary entitled to payment when the Proposed Insured dies and the Proposed Insured is the Owner at that time, payment shall be made to the estate of the Proposed Insured. But if the Proposed Insured is not the Owner, payment shall be made to the Owner.

10. Amount of insurance currently applied for, or now in force, on the Proposed Insured in other companies. If none, check here

Company Name
Amount of Life Insurance
Amount of Accidental Death Benefit
Waiver of Premium Benefit
Year of Issue
Currently Applied for (X)

11.   What is your Occupation(s) and Exact Duties?

12.   Have you smoked cigarettes in the last 12 months?   Yes   No

13.   Are you now actively working a minimum of 1,000 hours annually for the
      Employer or its affiliate(s)?   Yes     No

14. Have you ever been treated for, or been diagnosed by a member of the medical profession as having, a deficiency of the immune system such as acquired immune deficiency syndrome (AIDS) or AIDS related complex (ARC)?
      Yes   No

15. Have you ever consulted or been treated by a physician for cancer or disease of the heart? Yes No

16.   Have you applied for life insurance and been declined or postponed in the
      last 5 years?  Yes   No

17. Within the last 3 years, have you been, or do you now expect to become, a pilot, student pilot or crew member of any type of aircraft? If "Yes," complete Aviation Supplement A3310 Yes No

18. Within the last 3 years, have you taken part in, or do you now expect to take part in, underwater diving, hang gliding, para sailing, para kiting, parachuting, skydiving, mountain climbing, or organized racing by automobile, motorcycle, motorboat or snowmobile? Yes No
      If "Yes," complete Avocation Supplement A3320

19. Have you ever been advised of, treated for, or had any known indication of: (If "Yes," explain in 21 below.)
      (a) Heart or blood vessel disease (e.g. hardening of the arteries, poor circulation, stroke)?
      (b) High blood pressure?
      (c) Diabetes?
      (d) Kidney or other urinary disorder?
      (e) Lung disorder?
      (f) Nervous system or psychiatric disorder?
      (g) Cancer or tumor?
      (h) Liver, digestive or bowel disorder?
      (i) Impairment of speech, hearing or sight?
      (j) Blood disorder?
      (k) Arthritis, bone, joint or other muscular disorder?
      (l) Any physical or health impairment not previously noted?

20.   Are you now taking any medicine or under any other treatment not already
      noted?  Yes   No               (If "Yes," explain in 21 below.)

A.    Ques. No.
      Diagnosis
      Medication/Treatment
      Still Under Treatment      Yes   No
      # of Attacks/Occurrences
      Dates (mo/yr)     Onset       Recovery
      Physician/Medical Facility Name           Address           ZIP

B.    Ques. No.
      Diagnosis
      Medication/Treatment
      Still Under Treatment      Yes   No
      # of Attacks/Occurrences
      Dates (mo/yr)     Onset       Recovery
      Physician/Medical Facility Name           Address           ZIP

22.   Have you received any treatment in relation to the use of alcohol, drugs
      or other chemical substance?   Yes  No    (If "Yes," explain in 24 below.)
23.   (a) Height in shoes   ft.   in.     (b) Weight (clothed)         lbs.
      (c) Loss in weight in the past year?   Yes   No  If "Yes," Amount   lbs.
          Reason
24.   Remarks (give question no. & details):

25.   Personal Physician Information
(a)      Name/Address given in:    21A   21B
         Have no personal physician
         Other - give Personal Physician Name / Address here:

(b) Reason you last consulted this physician:
      As indicated in:   21A   21B
         Routine or General Exam - all findings normal

         Other - give details here:
            Date last seen
            Diagnosis or Reason Last Seen
            Medication/Treatment

To the best of my knowledge and belief, all answers and statements are full, complete and true and were correctly recorded before I signed my name below.

Authorization to Obtain and Disclose Information - I have received the Notice regarding the Medical Information Bureau, Inc. and the Fair Credit Reporting Act. I understand that an investigative consumer report may be made regarding my character, general reputation, personal characteristics and mode of living, and authorize that report to be made. I hereby authorize any licensed physician, medical practitioner, hospital, clinic, other medical or medically related facility, insurance company, the Medical Information Bureau, Inc., or other organization that has any records or knowledge of me and my health, to make such information available to the life insurance company or its reinsurers. A copy of this authorization shall be as valid as the original. (This authorization is only valid where permitted by law.)

Taxpayer Identification (Applies only if Proposed Insured is Owner) - The Proposed Insured herein certifies, under penalties of perjury, that: (i) the number referred to in 4 of this Application (Part 1B) is his/her correct Taxpayer Identification Number (or he/she is waiting for a number to be issued); and (ii) he/she is not subject to backup withholding either because he/she has not been notified by the Internal Revenue Service (IRS) that he/she is subject to backup withholding as a result of a failure to report all interest or dividends, or because the IRS has notified him/her that he/she is no longer subject to backup withholding. If the IRS has notified the Proposed Insured that he/she is subject to backup withholding and he/she has not received notice from the IRS that backup withholding has terminated, he/she should strike out the language above in (ii) that he/she is not subject to backup withholding due to notified payee underreporting.

      Proposed Insured                    Signature of Soliciting Agent

Signed at                                                         on
            City                          State                   Date

Notice To Insured And/Or Applicant For Insurance

Thank you for applying for insurance with us. We will give your application prompt consideration and will notify you of our action as soon as possible.

In addition to your answers on the application, we must also consider information from other sources. These sources may include results of a physical examination, an investigative consumer report, and reports from doctors who have attended you or from hospitals where you have been treated.

MEDICAL INFORMATION BUREAU NOTICE - Information regarding your insurability will be treated as confidential. We or our reinsurers may, however, make a brief report thereon to the Medical Information Bureau, Inc., a non-profit membership organization of life insurance companies, which operates an information exchange on behalf of its members. If you apply to another Bureau member company for life or health insurance coverage, or a claim for benefits is submitted to such a company, the Bureau, upon request, will supply that company with the information it may have in its files.

Upon receipt of a request from you, the Bureau will arrange disclosure of any information it may have in your file. Unless the Medical Director feels that it is in your best interest to disclose this information to your physician, it will be disclosed directly to you. If you question the accuracy of information in the Bureau's file, you may contact the Bureau and seek a correction in accordance with the procedures set forth in the federal Fair Credit Reporting Act. The address of the Bureau's information office is Post Office Box 105, Essex Station, Boston, Massachusetts 02112, telephone number (617) 426-3660. We or our reinsurers may also release information in our file to other life insurance companies to whom you may apply for life or health insurance, or to whom a claim for benefits may be submitted.

The purpose of the Bureau is to protect its member companies and their policyholders from the costs created by people who try to hide facts about their insurability. Information furnished by the Bureau cannot be used as a basis for evaluating risks. However it may be used to alert us to the possible need for further investigation. THE BUREAU DOES NOT HAVE MEDICAL REPORTS FROM HOSPITALS AND DOCTORS. THE INFORMATION IN ITS FILES DOES NOT SHOW WHETHER AN INSURANCE APPLICATION WAS ACCEPTED, PLACED IN AN INCREASED PREMIUM CLASS OR DECLINED. (This Notice is only valid where permitted by law).

FAIR CREDIT REPORTING ACT NOTICE - As previously noted, an investigative consumer report may be made on you. It will cover information about your insurability, including information regarding your character, general reputation, personal characteristics and mode of living. The information may be obtained through personal interviews with you, an adult family member, friends, neighbors and associates. You may send us a written request for a complete and accurate disclosure of the nature and scope of any report that is made.

If requested, we will be happy to let you know whether or not we asked for an investigative consumer report to be made. If we did, we will also tell you the name and address of the consumer reporting agency that furnished the report. By contacting that agency, you may inspect and receive a copy of the report.

OUR PURPOSE - Part of our basic Company purpose is to provide insurance at the lowest possible cost. The underwriting process is necessary both to assure this low cost and to make sure that each policyholder contributes his or her fair share of the cost. The procedures described above benefit you as a policyholder, because they assist us in providing your insurance at the lowest possible cost.

This Supplement is part of Application Part 1 No.    Dated: Month   Day   Year

1.    Owner's Name:
      The Owner's Taxpayer Identification No. and address are shown on Part 1 of the Application.

2.    Premium Amounts (if applicable):
      (a) First Premium $                 (b)  Planned Annual Premium $

3.    Net Premium Allocation (if applicable):
        MML Equity      %           Opp. Bond   %                 GPA   %
        MML Money Market      %     Opp. Capital Appreciation   %       %
        MML Managed Bond      %     Opp. Growth       %                 %
        MML Blend       %           Opp. Multiple Strategies   %        %
        Opp. Money      %           Opp. Global Securities     %        %
        Opp. High Income      %     Opp. Strategic Bond   %             %
                                                                     100%

4.    Selected Face Amount (SFA) (if applicable):
      (a) Initial $
      (b) Subsequent - A pattern of SFAs may be elected here subject to current issue limits. The SFA for the last Policy Year shown will apply to all later Policy Years. If no SFA is elected here, the Initial SFA will apply to all Policy Years.

Policy  to and    Policy      Alternatives
Year    including Year
                          Increase by           % per year
                          Increase by $      per year

                          Increase by           % per year    Remain Level
                          Increase by $      per year

                          Increase by           % per year    Remain Level
                          Increase by $      per year

      Complete the following if applicable:
5.    Has the Owner received an Offering Memorandum or a Prospectus for the
      policy(ies) being applied for?    Yes    No
      If `Yes,' give date shown on the Offering Memorandum or Prospectus:

6.    Does the Owner understand that:
-         The death benefit and the duration of insurance may be variable or
          fixed under specified conditions?  Yes   No
- The variable account value of the policy may increase or decrease in accordance with the experience of the Separate Account (there are no minimum guarantees as to the variable account value)?
             Yes   No
-         The fixed account value of the policy earns interest at a rate no less
          than a minimum specified rate?   Yes   No

7. In view of the above, does the Owner believe that this policy will meet his/her insurance needs and financial objectives? Yes No

To the best of my knowledge, the above answers are true and correctly recorded. I believe the policy(ies) applied for to be suitable for my objectives.

      Signature of Owner                  Date

1a.   If the Owner is not an individual, a copy of the Authorization Document
(i.e., Corporate Resolution, Trust Instrument, or Partnership Agreement) must be supplied. Have you attached or previously provided us with this? Yes No

1b.    Is the Owner:
      (i) a bank, savings and loan association, insurance company, or registered investment company? Yes No
      (ii) an investment adviser registered under Section 203 of the Investment Advisers Act of 1940? Yes No
      (iii) any other entity (whether a natural person, corporation, partnership, trust, or otherwise) with total assets of at least $50 million?
                          Yes   No
      If the Owner answered `Yes' to 1b (i), (ii) or (iii), skip 2 through 12.

2. Number of Owner's Dependents:  5.Owner's Estimated Earned Annual Income:$
3. Age of Owner's Dependents:     6. Owner's Estimated Unearned Annual Income:$
4. Owner's Occupation:            7. Owner's Estimated Net Worth: $

8.    Investment Objectives (check all that apply):
       Tax-Exempt Income       Capital Preservation    Income
       Growth                  Tax Reduction

8a.   Risk Tolerance (check only one):      High      Medium      Low

9.    Investment Strategy (check only one):
       Growth without Risk     Growth with Risk

10.   Sources of Payments (check all that apply):
       Current Income
       Surrender or Loan on Life Insurance or Annuity
       Sale of Mutual Funds Presently Held
       Sale of Other Securities Presently Held
       Plan Sponsor Contribution
       Sale of Personal Property or Real Estate
       Savings

11.   Is Owner or Owner's Employer a member of the National Association of
      Securities Dealers (NASD)?   Yes   No

12.   Owner's estimated Federal Income Tax Bracket:   15%   28%   31%     %

13.   Remarks:

To the best of my knowledge, the above answers are true and correctly recorded. I believe the policy(ies) applied for to be suitable for my objectives. I acknowledge that, for purposes of this transaction, I have not received any services from MML Investors Services, Inc., in its capacity as a registered investment adviser.

      Signature of Owner                                    Date

Attestation of Agent / Registered Representative

The Owner of the policy(ies) applied for has been informed of the risks involved in this investment, and I certify that I have reasonable grounds for believing the policy(ies) to be suitable for the Owner's objectives.

      Signature of Agent / Registered Representative        Date

      Authorized Principal                                  Date